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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            CERTIFICATE OF FORMATION
                                       OF
                 GREATAMERICA LEASING RECEIVABLES 2001-1, L.L.C.

      Pursuant to Section 18-202 of the Delaware Limited Liability Company Act, GreatAmerica Leasing Receivables 2001-1, L.L.C., a limited liability company organized and existing under and by virtue of the provisions of the Delaware Limited Liability Company Act (hereinafter referred to as the "Company"), does hereby certify:

            1. That the original Certificate of Formation of the Company was filed in the Office of the Secretary of State of Delaware on September 24, 2001.

            2. That the following amendment of SECTION 1 of the Certificate of Formation of the Company is hereby adopted:

                  1. The name of the limited liability company is GreatAmerica Leasing Receivables 2002-1, L.L.C.

                  2. That said amendment to the Certificate of Formation shall become effective upon filing of this Certificate of Amendment in the Office of the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, GREATAMERICA LEASING RECEIVABLES 2001-1, L.L.C. has caused this Certificate of Amendment to be executed by its member as of the 8th day of January, 2002.

                                       GREATAMERICA LEASING CORPORATION


                                       By:  /s/  Brett Steffen
                                            ----------------------------------
                                       Name:  Brett Steffen
                                       Title:  Treasurer